NEWS RELEASE

For Further Information:

AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A.C. Zucaro	Leslie Loyet
Chairman & CEO	Analysts/Investors
(312) 346-8100	(312) 640-6672
lloyet@mww.com

FOR IMMEDIATE RELEASE	NYSE: ORI
THURSDAY, OCTOBER 28, 2010

OLD REPUBLIC REPORTS THIRD QUARTER 2010 FINANCIAL RESULTS

CHICAGO – October 28, 2010 – Old Republic International Corporation (NYSE: ORI), today reported the following results for the third quarter and first nine months of 2010:
Financial Highlights
(unaudited; amounts in millions except per share data and percentages)

	Quarters Ended September 30,			Nine Months Ended September 30,
	2010	2009	Change	2010	2009	Change
Operating Revenues	$982.6	$1,041.2	-5.6%	$2,847.6	$2,831.9	0.6%
Net Operating Income (Loss)	(41.4)	(12.4)	-233.1	(8.2)	(116.0)	92.9
Net Income (Loss)	$(38.9)	$7.4	N/M	$43.5	$(62.3)	169.8%
Diluted Earnings Per Share:
Net Operating Income (Loss)	$(0.17)	$(0.05)	-240.0%	$(0.04)	$(0.49)	91.8%
Net Income (Loss)	$(0.16)	$0.03	N/M	$0.18	$(0.26)	169.2%

Cash Dividends Per Share:	$0.1725	$0.1700	1.5%	$0.5175	$0.5100	1.5%
Ending Book Value Per Share:				$17.05	$16.77	1.7%

N/M: Not meaningful

Consolidated operating results, which exclude net realized investment gains or losses, drifted into negative territory in this year’s third quarter and first nine months. These results came on the heels of positive earnings posted in the first two quarters of 2010. By comparison, performance for the latest quarterly period was affected most negatively by higher claim costs in the Company’s General Insurance and Mortgage Guaranty segments. Old Republic’s Title Insurance business was profitable in this year's third quarter and year-to-date periods. These mixed segmented results not withstanding, 2010 year-to-date consolidated performance was much improved in comparison with that of 2009.

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Consolidated Results – The major components of Old Republic’s consolidated results and other data for the periods reported upon are shown below:

	Quarters Ended September 30,			Nine Months Ended September 30,
	2010	2009	Change	2010	2009	Change
Operating revenues:
General insurance	$501.1	$514.4	-2.6%	$1,448.7	$1,545.2	-6.2%
Mortgage guaranty	142.4	247.2	-42.4	455.1	585.0	-22.2
Title insurance	318.7	259.7	22.7	874.3	639.0	36.8
Corporate and other	20.2	19.8	2.1	69.4	62.6	10.9
Total	$982.6	$1,041.2	-5.6%	$2,847.6	$2,831.9	0.6%
Pretax operating income (loss):
General insurance	$25.8	$43.7	-40.8%	$124.5	$148.4	-16.1%
Mortgage guaranty	(94.0)	(77.8)	-20.8	(150.3)	(360.4)	58.3
Title insurance	5.7	4.0	40.7	1.1	0.6	74.2
Corporate and other	(2.2)	1.8	-220.2	(3.6)	4.3	-184.0
Sub-total	(64.6)	(28.1)	-129.2	(28.3)	(207.0)	86.3
Realized investment gains (losses):
From sales	5.1	0.6		80.9	1.0
From impairments	(1.2)	(1.5)		(1.2)	(1.5)
Net realized investment gains (losses)	3.8	(0.9)	N/M	79.7	(0.5)	N/M
Consolidated pretax income (loss)	(60.7)	(29.1)	-108.4	51.3	(207.6)	124.7
Income taxes (credits)	(21.7)	(36.5)	40.5	7.8	(145.2)	105.4
Net income (loss)	$(38.9)	$7.4	N/M	$43.5	$(62.3)	169.8%

Consolidated underwriting ratio:
Benefits and claim ratio	68.3%	71.5%	62.9%	77.6%
Expense ratio	48.3	40.5	48.2	40.8
Composite ratio	116.6%	112.0%	111.1%	118.4%

Components of diluted
earnings per share:
Net operating income (loss)	$(0.17)	$(0.05)	-240.0%	$(0.04)	$(0.49)	91.8%
Net realized investment gains (losses)	0.01	0.08	-87.5	0.22	0.23	-4.3
Net income (loss)	$(0.16)	$0.03	N/M	$0.18	$(0.26)	169.2%

Cash dividends paid per share	$0.1725	$0.1700	1.5%	$0.5175	$0.5100	1.5%

N/M: Not meaningful

The recognition of realized investment gains or losses can be highly discretionary and arbitrary due to such factors as the timing of individual securities sales, recognition of estimated losses from write-downs of impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors. Likewise, non-recurring items which may emerge from time to time can distort the comparability of the Company’s results from period to period. Accordingly, management uses net operating income, a non-GAAP financial measure, to evaluate and better explain operating performance, and believes its use enhances an understanding of Old Republic’s basic business results. Operating income, however, does not replace net income determined in accordance with GAAP as a measure of total profitability.

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The above table shows both operating and net income or (loss) to highlight the effects of realized investment gain or loss recognition on period-to-period comparisons. Realized gains in this year’s first nine months resulted mostly from second quarter sales of securities, some of which had been impaired in prior years. The composition of realized gains shown in the above table is summarized below:
	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Realized gains (losses) from sales of
previously impaired securities:
Actual tax basis (loss) on sales	$-	$-	$(44.0)	$-
Accounting adjustment for impairment
charges taken in prior periods	-	-	71.9	-
Net amount included herein	-	-	27.9	-
Net realized gains from sales of all other securities	5.1	0.6	53.0	1.0
Net gain (loss) from actual sales	5.1	0.6	80.9	1.0
Net realized losses from impairments	(1.2)	(1.5)	(1.2)	(1.5)
Net realized investment gains (losses) reported herein	$3.8	$(0.9)	$79.7	$(0.5)

General Insurance Results – Operating earnings for the year’s third quarter and first nine months were affected by lower underwriting performance when compared to the same periods of 2009. Key indicators of this outcome are shown in the following table.
	General Insurance Group
	Quarters Ended September 30,			Nine Months Ended September 30,
	2010	2009	Change	2010	2009	Change
Net premiums earned	$435.0	$446.7	-2.6%	$1,247.9	$1,344.9	-7.2%
Net investment income	63.6	64.7	-1.8	192.9	191.8	0.6
Pretax operating income (loss)	$25.8	$43.7	-40.8%	$124.5	$148.4	-16.1%

Claim ratio	81.2%	77.5%	77.1%	76.1%
Expense ratio	26.1	25.8	26.9	26.0
Composite ratio	107.3%	103.3%	104.0%	102.1%

The continuation of a soft pricing environment and recessionary conditions have constrained premium growth during the past several years. Lessened economic activity affects such factors as sales and employment levels, both of which are important elements upon which Old Republic’s insurance premiums are based. While the General Insurance Group’s year-over-year invested asset base has grown by approximately 2.5 percent, net investment income decreased negligibly in this year’s latest quarter and increased slightly for it's 2010 year-to-date period. To a large extent this resulted from the low yield environment for quality securities to which investments are directed.

As the above table shows, overall claim ratios rose during the third quarter and first nine months of 2010. Most general insurance coverages reflected relatively stable underwriting performance except for consumer credit indemnity (“CCI”). The CCI coverage continued to produce significantly adverse claim experience even though consumer loan delinquency rates have subsided fairly steadily since mid-year 2009. The greater CCI claim costs were driven both by higher payment trends and by increased levels of claim verification and resolution activity. As a consequence, the overall general insurance claim ratio was affected adversely by 13.8 and 9.6 percentage points in this year’s third quarter and first nine months, respectively. These effects incorporate 2.9 and 1.0 percentage points, respectively, from additional claim costs pertaining to a non-recurring contract termination in

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this year's third quarter. CCI claim costs impacted equally the overall general insurance claim ratio by 7.2 percentage points for the third quarter and first nine months of 2009.

Expense-wise, the ratio increased slightly in 2010’s reporting periods as a small reduction in total operating expenses lagged a larger decline in the earned premium base.

Mortgage Guaranty Results – Third quarter operating results deteriorated moderately in 2010, whereas comparative performance for this year’s first nine months reflected substantial improvement. In both instances, year-over-year comparisons were affected mostly by varying claim payment trends and reserve provisions as well as the captive and pool transactions discussed below. Key indicators of this segment’s changing performance are shown in the following tables:

	Mortgage Guaranty Group
	Quarters Ended September 30,			Nine Months Ended September 30,
	2010	2009	Change	2010	2009	Change
Net premiums earned	$120.3	$221.5	-45.7%	$385.7	$508.4	-24.1%
Net investment income	20.7	23.8	-12.9	65.8	68.4	-3.8
Pretax operating income (loss)	$(94.0)	$(77.8)	-20.8%	$(150.3)	$(360.4)	58.3%

Claim ratio	179.1%	134.2%	140.6%	170.7%
Expense ratio	14.8	10.9	14.0	12.6
Composite ratio	193.9%	145.1%	154.6%	183.3%

During each of the periods reported upon, Old Republic’s mortgage guaranty subsidiaries negotiated the terminations of various captive reinsurance and pool insurance contracts. From a financial accounting standpoint premiums obtained upon terminations of captive reinsurance agreements are recognized as income when they are received rather than being deferred to future periods when related claim costs are expected to arise. Terminations of pool insurance contracts cause a reduction in incurred claims due to the positive effect of reserves released, but greater cash outflows occur. Taken together, these terminations had the following effects on key elements of reported results and operating cash flows.
	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Increase in net premiums earned	$2.7	$82.5	$13.4	$82.5
Reduction in incurred claim costs	-	-	51.8	-
Increase in pretax operating income (loss)	$2.7	$78.4	$65.2	$78.4
Effect on operating cash flows	$117.4	$77.5	$(173.6)	$77.5

Apart from the incremental premium income generated by captive reinsurance terminations, mortgage guaranty group earned premiums continued to decline during 2010. The reduction stemmed from lower volumes of new insurance, higher premium refunds related to claim rescissions, and the above noted termination of pool insurance contracts. Moreover, new business volume reflected continued weakness from the downturn in overall mortgage originations, lower industry penetration of the mortgage market, and the continuing effects of more selective underwriting guidelines in place since late 2007.

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Year-to-date net investment income declined as the result of a lower invested asset base brought about by higher claim disbursements, the afore-noted termination of insured mortgage pools, and a low yield environment for quality investment securities.

Third quarter and year-to-date recurring claim costs for 2010 were significantly lower in comparison to the same periods of 2009. This outcome was largely the consequence of downward trends in newly reported and outstanding traditional primary loan delinquencies, as well as the continuation of historically high, though gradually declining levels of claim rescissions and denials. By contrast, claim payments rose sharply during these periods as previously pending documentation required to resolve claim filings progressed at a faster pace. The following table shows the major components of incurred claim ratios including the above noted effects of captive reinsurance and pool insurance contract terminations.
		Mortgage Guaranty Group
		Quarters Ended		Nine Months Ended
		September 30,		September 30,
		2010	2009	2010	2009
	Components of incurred claim ratio as a
	percent of earned premiums:
	Paid claims:
	Excluding captive and pool transactions	247.6%	107.1%	164.9%	108.6%
	Captive and pool transactions	-102.4	-70.8	42.3	-31.1
	Paid claim ratio	145.2	36.3	207.2	77.5
	Claim reserve provisions:
	Excluding captive and pool transactions	-64.5	106.7	-5.3	95.2
	Captive and pool transactions	98.4	-8.8	-61.3	-2.0
	Claim reserve provision ratio	33.9	97.9	-66.6	93.2
Incurred claim ratio:	As reported	179.1%	134.2%	140.6%	170.7%
	Excluding captive
	and pool transactions	183.1%	213.8%	159.6%	203.7%

Production and operating expense ratios for all periods reported upon reflect moderate benefits from expense management. Their positive effect, however, was largely negated by continued declines in net premiums earned.

Title Insurance Results – Old Republic’s title business continued to reflect the more positive operating momentum that first emerged in last year’s second quarter. Key performance indicators are shown in the following table.
	Title Insurance Group
	Quarters Ended September 30,			Nine Months Ended September 30,
	2010	2009	Change	2010	2009	Change
Net premiums and fees earned	$311.8	$253.3	23.1%	$853.6	$620.6	37.5%
Net investment income	6.5	6.3	3.3	19.8	18.2	8.6
Pretax operating income (loss)	$5.7	$4.0	40.7%	$1.1	$.6	74.2%

Claim ratio	8.3%	8.3%	7.8%	7.6%
Expense ratio	91.9	91.1	94.4	94.4
Composite ratio	100.2%	99.4%	102.2%	102.0%

Growth in 2010 premiums and fees benefited from market share gains emanating from industry dislocations and consolidation. Inclusion of accounts from a Florida joint underwriting venture formed in mid-2009 also added to this year’s revenue stream. A greater invested asset base generated moderate investment income growth even though market yields remain at relatively low levels for high quality investments.

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2010 year-to-date claim costs were somewhat higher as the Company continued to add moderately to reserve levels in consideration of recent claim emergence trends. Production and general operating expenses reflected the greater costs associated with much higher premium and fee levels, including those contributed by the Florida venture.

Corporate and Other Operations – The Company’s small life and health business and the net costs associated with the parent holding company and its internal services subsidiaries produced a loss in this year’s third quarter and first nine months. Period-to-period variations in the results posted by these relatively minor elements of Old Republic’s operations usually stem from volatility inherent to the small scale of its life and health business, fluctuations in the costs of external debt, and net interest costs on intra-system financing arrangements. Volatility was particularly accentuated in this year’s first nine months due to much higher net life insurance death claim provisions, and by certain operating expenses covering executive transition and the PMA merger transaction costs at the holding company level. A summary of corporate and other operations’ results follows:

	Quarters Ended September 30,			Nine Months Ended September 30,
	2010	2009	Change	2010	2009	Change
Life & health premiums earned	$18.1	$17.0	6.3%	$61.9	$54.0	14.7%
Net investment income	1.7	1.7	-2.1	5.3	5.3	-.6
Other income	.3	.9	-63.6	2.0	3.2	-35.1
Benefits and claims	10.2	6.6	53.7	31.6	24.8	27.2
Insurance expenses	10.1	9.8	3.5	33.2	31.2	6.5
Corporate and other expenses-net	2.0	1.5	36.2	8.1	2.1	273.5
Pretax operating income (loss)	$(2.2)	$1.8	-220.2%	$(3.6)	$4.3	-184.0%

Cash, Invested Assets, and Shareholders’ Equity – The following table reflects Old Republic’s consolidated cash and invested assets as well as shareholders’ equity accounts at the dates shown:
					% Change
		September	December	September	Sept '10/	Sept '10/
		2010	2009	2009	Dec '09	Sept '09
Cash and invested assets:	Fair value basis	$9,944.5	$9,879.0	$9,844.3	.7%	1.0%
	Original cost basis	$9,302.7	$9,625.9	$9,635.0	-3.4%	-3.4%

Shareholders’ equity:	Total	$4,037.7	$3,891.4	$3,955.0	3.8%	2.1%
	Per common share	$17.05	$16.49	$16.77	3.4%	1.7%

Composition of shareholders’ equity per share:
Equity before items below		$14.65	$14.99	$15.32	-2.3%	-4.4%
Unrealized investment gains (losses) and other
accumulated comprehensive income (loss)		2.40	1.50	1.45
Total		$17.05	$16.49	$16.77	3.4%	1.7%

Consolidated cash flow from operating activities produced a deficit of $172.9 million for the first nine months of 2010. This compares to positive operating cash flow of $438.0 million for the same period of 2009. This year’s significant reduction was mostly due to the negative cash flow impact of varying claim payment trends and the above noted mortgage guaranty pool terminations.

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The consolidated investment portfolio reflects a current allocation of approximately 84 percent to fixed-maturity securities and 6 percent to equities. As has been the case for many years, Old Republic’s invested assets are managed in consideration of enterprise-wide risk management objectives intended to assure solid funding of its insurance subsidiaries’ long-term obligations to policyholders and other beneficiaries, and of their long-term effect on the stability of capital accounts. The portfolio contains little or no direct insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations (“CDO’s”), derivatives, junk bonds, hybrid securities, or illiquid private equity investments. In a similar vein, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

Total equity investments include Old Republic’s common stock holdings in two leading publicly held mortgage guaranty (“MI”) businesses (MGIC Investment Corp. and The PMI Group). These stocks were acquired in 2007 and 2008 as passive long-term investment additions for a core segment of Old Republic’s business in anticipation of a cyclical recovery of the MI industry in 2010. In management’s judgment, the past three years’ depressed market valuations of companies operating in the housing and mortgage-lending sectors of the American economy have been impacted significantly by cyclical and macroeconomic conditions affecting these sectors, and by systemic dysfunctionality of the banking and mortgage-lending industries. As shown in the following table, the September 30, 2010 aggregate fair value of the two securities was still significantly below their original cost but approximately 109 percent above the other-than-temporarily-impaired level to which they were written down in 2008.

		As of and for Periods Ended:
		September 30,	December 31,
		2010	2009	2008
Total value of the two MI investments:	Original cost	$313.2	$416.4	$416.4
	Impaired cost	75.6	106.8	106.8
	Fair value	158.3	130.7	82.7
	Underlying equity(*)	$188.1	$274.6	$515.9

	Pretax other-than-temporary impairments
	recorded in income statement of the period	$-	$-	$(375.5)
	Pretax unrealized investment gains (losses)
	recorded directly in shareholders’ equity account:
	For the period	$58.8	$48.0	$(24.1)
	Cumulatively	$82.7	$23.9	$(24.1)

(*) Underlying equity based on latest reports (which may lag by one quarter) issued by investees.

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Substantially all changes in the shareholders’ equity account reflect the Company’s net income or loss, dividend payments to shareholders, and impairments or changes in market valuations of invested assets during the periods shown below:
	Shareholders’ Equity Per Share
	Quarter	Nine Months
	Ended	Ended
	September 30,	September 30,
	2010	2010	2009
Beginning balance	$16.84	$16.49	$15.91
Changes in shareholders’ equity:
Net operating income (loss)	(0.17)	(0.04)	(0.49)
Net realized investment gains (losses):
From sales	0.01	0.22	-
From impairments	-	-	0.23
Subtotal	0.01	0.22	0.23
Net unrealized investment gains (losses)	0.54	0.89	1.56
Total realized and unrealized investment gains (losses)	0.55	1.11	1.79
Cash dividends	(0.17)	(0.52)	(0.51)
Stock issuance, foreign exchange, and other transactions	-	0.01	0.07
Net change	0.21	0.56	0.86
Ending balance	$17.05	$17.05	$16.77

Conference Call Information
Old Republic has scheduled a conference call at 3:00 p.m. EDT (2:00 p.m. CDT) today, to discuss its third quarter 2010 performance and to review major operating trends and business developments. To access this call, please log on to the Company's website at www.oldrepublic.com 15 minutes before the call to download the necessary software.

Investors may access a replay of the call by dialing 877-870-5176, passcode 2042769, which will be available through November 4, 2010. The replay will also be available on Old Republic International’s website through November 28, 2010.

Financial Supplement
A financial supplement to this news release is available on the Company's website.

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About Old Republic
Chicago-based Old Republic International Corporation is an insurance holding company whose subsidiaries market, underwrite and provide risk management services for a wide variety of coverages primarily in the property & liability, mortgage guaranty, and title insurance fields. One of the nation’s 50 largest publicly owned insurance organizations, Old Republic has assets of approximately $13.99 billion and shareholders’ equity of $4.03 billion or $17.05 per share. Its current stock market valuation is approximately $3.6 billion, or $13.87 per share.

The nature of Old Republic’s business requires that it be managed for the long run. For the 25 years ended in 2009, the Company’s total market return, with dividends reinvested, has grown at a compounded annual rate of 9.7 percent per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 10.5 percent annual compound rate. During those years, Old Republic’s shareholders’ equity account, inclusive of cash dividends, has risen at an average annual rate of 11.6 percent per share, and the regular cash dividend has grown at a 10.3 percent annual compound rate. According to the most recent edition of Mergent’s Dividend Achievers, Old Republic is one of just 96 companies, out of 10,000-plus publicly held corporations, that have posted at least 25 consecutive years of annual dividend growth.

Accompanying Financial Data:
•	Summary Financial Statements and Common Stock Statistics
•	Segmented Operating Summary
•	Safe Harbor Statement

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Old Republic International Corporation
Summary Financial Statements and Common Stock Statistics (Unaudited)
		September 30,	December 31,	September 30,
SUMMARY BALANCE SHEETS:		2010	2009	2009
Assets:
Cash and fixed maturity securities		$9,190.9	$9,230.9	$9,226.2
Equity securities		619.5	502.9	473.5
Other invested assets		134.1	145.2	144.5
Cash and invested assets		9,944.5	9,879.0	9,844.3
Accounts and premiums receivable		778.3	788.6	962.9
Federal income tax recoverable: Current		7.8	7.3	9.7
Reinsurance balances recoverable		2,467.8	2,558.0	2,581.1
Prepaid federal income taxes		102.9	221.4	221.4
Sundry assets		693.2	735.4	689.4
Total		$13,994.8	$14,190.0	$14,309.1
Liabilities and Shareholders’ Equity:
Policy liabilities		$1,241.6	$1,223.4	$1,289.1
Benefit and claim reserves		7,465.8	7,915.0	7,806.5
Federal income tax payable:	Deferred	155.2	47.5	83.8
Debt		346.4	346.7	372.2
Sundry liabilities		747.8	765.8	802.3
Shareholders’ equity		4,037.7	3,891.4	3,955.0
Total		$13,994.8	$14,190.0	$14,309.1

		Quarters Ended		Nine Months Ended		Fiscal Twelve Months Ended
	SUMMARY INCOME STATEMENTS:	September 30,		September 30,		September 30,
		2010	2009	2010	2009	2010	2009
	Net premiums and fees earned	$885.4	$938.7	$2,549.3	$2,528.0	$3,410.3	$3,328.6
	Net investment income	92.6	96.7	284.0	283.9	383.5	378.9
	Other income	4.5	5.7	14.2	20.0	19.0	24.0
	Net realized investment gains (losses)	3.8	(.9)	79.7	(.5)	86.6	(64.1)
	Total revenues	986.5	1,040.2	2,927.3	2,831.4	3,899.5	3,667.5
	Benefits and claims	604.9	671.2	1,603.3	1,962.8	2,239.4	2,661.4
	Sales and other expenses	442.4	398.1	1,272.5	1,076.1	1,674.7	1,401.7
	Total expenses	1,047.3	1,069.4	2,875.9	3,039.0	3,914.2	4,063.2
	Pretax income (loss)	(60.7)	(29.1)	51.3	(207.6)	(14.6)	(395.6)
	Income taxes (credits)	(21.7)	(36.5)	7.8	(145.2)	(21.3)	(206.7)
	Net income (loss)	$(38.9)	$7.4	$43.5	$(62.3)	$6.7	$(188.9)

	COMMON STOCK STATISTICS:
Net income (loss):	Basic	$(.16)	$.03	$.18	$(.26)	$.03	$(.81)
	Diluted	$(.16)	$.03	$.18	$(.26)	$.03	$(.81)
	Components of earnings per share:
	Basic, net operating income (loss)	$(.17)	$(.05)	$(.04)	$(.49)	$(.21)	$(.80)
	Realized investment gains (losses)	.01	.08	.22	.23	.24	(.01)
	Basic net income (loss)	$(.16)	$.03	$.18	$(.26)	$.03	$(.81)
	Diluted, net operating income (loss)	$(.17)	$(.05)	$(.04)	$(.49)	$(.21)	$(.80)
	Realized investment gains (losses)	.01	.08	.22	.23	.24	(.01)
	Diluted net income (loss)	$(.16)	$.03	$.18	$(.26)	$.03	$(.81)
	Cash dividends on common stock	$.1725	$.1700	$.5175	$.5100	$.6875	$.6800
	Book value per share					$17.05	$16.77
	Common shares outstanding:
	Average basic	236,697,304	235,761,056	236,552,548	235,563,448	236,477,019	235,125,863
	Average diluted	236,697,304	235,878,936	236,708,140	235,563,448	236,608,442	235,125,863
	Actual, end of period					236,773,292	235,837,579

SUMMARY STATEMENTS OF COMPREHENSIVE INCOME (LOSS):
	Net income (loss) as reported	$(38.9)	$7.4	$43.5	$(62.3)	$6.7	$(188.9)
	Post-tax net unrealized gains (losses)	128.4	222.9	210.0	367.8	218.3	374.9
	Other adjustments	2.7	8.3	4.0	17.2	6.0	(32.4)
	Net adjustments	131.2	231.3	214.0	385.1	224.4	342.5
	Comprehensive income (loss)	$92.2	$238.7	$257.5	$322.7	$231.1	$153.6

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Old Republic International Corporation
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Old Republic International Corporation
Segmented Operating Summary (Unaudited)

	Net							Pretax	Composite
	Premiums	Net				Sales &		Operating	Under-
	& Fees	Investment	Other	Operating	Benefits	Other	Total	Income	writing
	Earned	Income	Income	Revenues	& Claims	Expenses	Expenses	(Loss)	Ratios

Quarter Ended September 30, 2010

General	$435.0	$63.6	$2.5	$501.1	$353.0	$122.2	$475.2	$25.8	107.3%
Mortgage	120.3	20.7	1.3	142.4	215.5	20.9	236.5	(94.0)	193.9
Title	311.8	6.5	.3	318.7	26.0	286.9	313.0	5.7	100.2
Other	18.1	1.7	.3	20.2	10.2	12.2	22.4	(2.2)	-
Consolidated	$885.4	$92.6	$4.5	$982.6	$604.9	$442.4	$1,047.3	$(64.6)	116.6%

Quarter Ended September 30, 2009

General	$446.7	$64.7	$2.8	$514.4	$346.2	$124.4	$470.6	$43.7	103.3%
Mortgage	221.5	23.8	1.8	247.2	297.3	27.6	325.0	(77.8)	145.1
Title	253.3	6.3	-	259.7	20.9	234.7	255.6	4.0	99.4
Other	17.0	1.7	.9	19.8	6.6	11.3	18.0	1.8	-
Consolidated	$938.7	$96.7	$5.7	$1,041.2	$671.2	$398.1	$1,069.4	$(28.1)	112.0%

Nine Months Ended September 30, 2010

General	$1,247.9	$192.9	$7.8	$1,448.7	$962.3	$361.8	$1,324.1	$124.5	104.0%
Mortgage	385.7	65.8	3.4	455.1	542.5	62.9	605.4	(150.3)	154.6
Title	853.6	19.8	.8	874.3	66.8	806.4	873.2	1.1	102.2
Other	61.9	5.3	2.0	69.4	31.6	41.4	73.0	(3.6)	-
Consolidated	$2,549.3	$284.0	$14.2	$2,847.6	$1,603.3	$1,272.5	$2,875.9	$(28.3)	111.1%

Nine Months Ended September 30, 2009

General	$1,344.9	$191.8	$8.5	$1,545.2	$1,022.9	$373.8	$1,396.8	$148.4	102.1%
Mortgage	508.4	68.4	8.1	585.0	867.7	77.7	945.5	(360.4)	183.3
Title	620.6	18.2	.1	639.0	47.3	591.1	638.4	.6	102.0
Other	54.0	5.3	3.2	62.6	24.8	33.4	58.2	4.3	-
Consolidated	$2,528.0	$283.9	$20.0	$2,831.9	$1,962.8	$1,076.1	$3,039.0	$(207.0)	118.4%

Fiscal Twelve Months Ended September 30, 2010

General	$1,685.6	$260.1	$10.4	$1,956.1	$1,299.6	$480.1	$1,779.8	$176.3	103.5%
Mortgage	521.8	89.3	4.9	616.1	808.9	83.5	892.5	(276.3)	168.7
Title	1,121.5	26.7	1.1	1,149.4	89.8	1,056.9	1,146.7	2.6	102.0
Other	81.3	7.2	2.5	91.1	40.9	54.1	95.0	(3.8)	-
Consolidated	$3,410.3	$383.5	$19.0	$3,812.9	$2,239.4	$1,674.7	$3,914.2	$(101.2)	113.0%

Fiscal Twelve Months Ended September 30, 2009

General	$1,826.8	$256.2	$9.4	$2,092.5	$1,378.3	$494.6	$1,872.9	$219.5	100.9%
Mortgage	655.7	90.3	10.0	756.1	1,192.5	102.4	1,295.0	(538.8)	195.1
Title	774.6	24.3	.2	799.2	58.0	759.8	817.9	(18.6)	104.8
Other	71.4	7.9	4.3	83.7	32.4	44.8	77.3	6.4	-
Consolidated	$3,328.6	$378.9	$24.0	$3,731.7	$2,661.4	$1,401.7	$4,063.2	$(331.5)	120.5%

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Old Republic International Corporation
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Safe Harbor Statement
Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company’s reports, press releases, and conference calls following earnings releases, can constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company’s future performance. With regard to Old Republic’s General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Mortgage Guaranty and Title Insurance results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Mortgage Guaranty results, in particular, may also be affected by various risk-sharing arrangements with business producers, as well as the risk management and pricing policies of government sponsored enterprises. Life and health insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company’s widespread operations.

A more detailed listing and discussion of the risks and other factors which affect the Company’s risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company’s 2009 Form 10-K annual report to the Securities and Exchange Commission, which Item is specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For the latest news releases and other corporate documents on Old Republic:
Please write to:
Investor Relations
Old Republic International Corporation
307 North Michigan Avenue
Chicago, IL  60601
312-346-8100
or visit us at www.oldrepublic.com